                                                                       EXHIBIT 4

                            FORM OF STOCK CERTIFICATE


                             [FRONT OF CERTIFICATE]


                       INCORPORATED UNDER THE LAWS OF THE
                                 STATE OF NEVADA

NUMBER                                                                    SHARES
  1

                            FIRST REPUBLIC PERFERRED
                               CAPITAL CORPORATION


         This Corporation is authorized to issue __________ shares of __% Noncumulative Series B Preferred Stock at $0.01 Par Value

     THIS CERTIFIES THAT CEDE & CO. is the owner of __________ fully paid and non-assessable shares of the above corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.

     In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate seal to be hereunto affixed this ___ day of _______ A.D. 20__.


___________________                                     ________________________
President                                               Secretary/Treasurer

                              [BACK OF CERTIFICATE]

THIS SERIES B PREFERRED SECURITY IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE "CLEARING AGENCY") OR A NOMINEE OF THE CLEARING AGENCY. THIS SERIES B PREFERRED SECURITY IS EXCHANGEABLE FOR SERIES B PREFERRED SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE CLEARING AGENCY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE FINAL PROSPECTUS DATED DECEMBER __, 2001, AND NO TRANSFER OF THIS SERIES B PREFERRED SECURITY (OTHER THAN A TRANSFER OF THIS SERIES B PREFERRED SECURITY AS A WHOLE BY THE CLEARING AGENCY TO A NOMINEE OF THE CLEARING AGENCY OR BY A NOMINEE OF THE CLEARING AGENCY TO THE CLEARING AGENCY OR ANOTHER NOMINEE OF THE CLEARING AGENCY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS SERIES B PREFERRED SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE CLEARING AGENCY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY SERIES B PREFERRED SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE CLEARING AGENCY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO, HAS AN INTEREST HEREIN.

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR THE PURPOSE OF THE COMPANY'S MAINTENANCE OF ITS QUALIFICATION AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. NO PERSON MAY BENEFICIALLY OWN SHARES OF STOCK IN EXCESS OF 9.8% (OR SUCH GREATER PERCENTAGE AS MAY BE DETERMINED BY THE BOARD OF DIRECTORS OF THE COMPANY) OF THE OUTSTANDING STOCK OF THE COMPANY. ANY PERSON WHO ATTEMPTS TO BENEFICIALLY OWN SHARES OF STOCK IN EXCESS OF THE ABOVE LIMITATION MUST IMMEDIATELY NOTIFY THE COMPANY. A COPY OF THE COMPANY'S ARTICLES OF INCORPORATION, INCLUDING THE VOTING POWERS, DESIGNATIONS, PREFERENCES, LIMITATIONS, RESTRICTIONS AND RELATIVE RIGHTS OF THE COMPANY'S VARIOUS CLASSES OF STOCK OR SERIES THEREOF, WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS FROM THE COMPANY'S SECRETARY. IF THESE RESTRICTIONS ON TRANSFER ARE VIOLATED, THE SHARES OF STOCK REPRESENTED HEREBY MAY BE AUTOMATICALLY EXCHANGED FOR SHARES OF EXCESS STOCK THAT WILL BE HELD IN TRUST BY THE COMPANY.

         For Value Received, I, ____________________ hereby sell, assign
and           transfer        unto _____________________________________ Shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________________________________________________ Attorney to
transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.


         Dated _________________________, 20__

                  In presence of

________________________                               ________________________


                    NOTICE. THE SIGNATURE OF THIS ASSIGNMENT
                        MUST CORRESPOND WITH THE NAME AS
                    WRITTEN UPON THE FACE OF THE CERTIFICATE
                    IN EVERY PARTICULAR, WITHOUT ALTERATION
                         OR ENLARGEMENT, OR ANY CHANGE
                                   WHATEVER.